UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 21, 2013

GREENTECH MINING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54548	45-5553453
(State of Incorporation)	(Commission File No.	(IRS Employer ID No.)

1840 Gateway Drive
Suite 200
Foster City, CA 94404
Address of Principal Executive Offices
Zip Code

(650)283-2653
Registrant’s Telephone Number, Including Area Code

N/A
Former Address of Principal Executive Offices

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 21, 2013 Greentech Mining International, Inc. enter into an agreement with Greentech Mining, Inc. and Grenntech Mining Utah to revise payment terms of the Operating, Exploration and Option to Purchase Agreement entered into on September 17, 2012. Pursuant to the agreement the parties agreed that the initial consideration of three million dollars ($3,000,000) with the first payment of one million dollars ($1,000,000) being made on or before November 1, 2012 be extended to May1, 2013 and the remaining balance paid in ten (10) consecutive payments of $200,000 beginning on December 1, 2012 be extended to June 1, 2013.

On March 20, 2013 Greentech Mining International, Inc. enter into an agreement with Union Gulf Resources Ltd. to revise payment terms of the Mineral Claim Option Agreement entered into on September 22, 2012. Pursuant to the agreement the parties agreed that the consideration of three million five hundred dollars ($3,500,000) with the first payment of seven hundred fifty thousand dollars ($750,000) being made on December 1, 2012 be extended to April 30, 2013 and the remaining seven payments of $350,000 every three months starting March 1, 2013 be extended to start August 1, 2013 and a final payment of $300,000 that was due December 1, 2014 be extended to April 30, 2015.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1 - Operating, Exploration and Option to Purchase Agreement Revised Payment Terms dated March 21, 2013.

Exhibit 10.2 - Mineral Claim Option Agreement Revised Payment Terms dated March 20, 2013

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2013

Greentech Mining International, Inc.

By: /s/Matthew Neher
Name: Matthew Neher
Title: Chief Executive Officer